UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  March 7, 2012

AMR CORPORATION
(Exact name of registrant as specified in its charter)

          Delaware                                 1-8400                                  75-1825172
(State of Incorporation)  ( Commission File Number)   (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                     (Zip Code)

                     (817) 963-1234
                                                                                          (Registrant's telephone number)

                                                      (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On March 7, 2012, Jeff Brundage, American Airlines Inc.’s Senior Vice President – Human Resources, released two employee letters describing AMR Corporation’s plans regarding its defined benefit pension plans.  Copies of the letters are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Exhibit
Number                                                                                                                  Description

99.1                                                      Letter from Jeff Brundage dated March 7, 2012
99.2                                                      Letter from Jeff Brundage dated March 7, 2012 - Pilots

Forward Looking Statements
The attached letters contain "forward-looking statements." These statements are based on AMR management's current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that the company now anticipates — both in connection with the Chapter 11 filings and AMR's business and financial prospects. Statements of management's expectations, including its desire to successfully restructure in order to return the company to long term viability and financial strength, to compete effectively in the marketplace, to cut costs and to restore profitability, are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. Those risks include, without limitation, the potential impact of volatile and rising fuel prices. The company disclaims any obligation to update any forward looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  March 7, 2012

EXHIBIT INDEX

Exhibit 99.1 99.2	Description Letter from Jeff Brundage dated March 7, 2012. Letter from Jeff Brundage dated March 7, 2012 - Pilots

March 7, 2012

Dear Colleague,

A few weeks ago, we outlined a business plan to emerge as a stronger, healthier airline able to compete and grow in the face of a rapidly changing industry and aggressive competition. As part of this business plan, we shared savings targets for each employee group and proposed changes to our union agreements that, if obtained, would allow us to reach the necessary savings. Since that time, we have been working collaboratively to determine how best to achieve the goals of our business plan and balance the interests of a wide range of stakeholders including our employees, our creditors and the Pension Benefit Guaranty Corporation (PBGC).

While we still need to work with certain stakeholders and, in some cases, secure court approval, I’m pleased to report that in working with the Unsecured Creditors Committee (UCC) and the PBGC, we’ve developed a solution that would allow us to pursue a freeze of our defined benefit pension plans for non-pilot employees instead of seeking termination.

Freezing instead of terminating these plans of course would mean we will have significantly larger pension costs than contemplated in our business plan. While we still must achieve the $1.25 billion in employee cost savings outlined in our business plan, we do not plan to increase that employee cost savings target. Instead, as part of our Plan of Reorganization, we intend to seek new capital at the appropriate time to cover the incremental annual costs of funding the frozen pension plans and to help fund the pension liabilities we will continue to have on our balance sheet. Our ability to attract new capital on terms that will give us the future flexibility we need requires that we achieve the $1.25 billion of employee cost savings as quickly as possible. We must clearly demonstrate to other stakeholders – and now potential investors – that we have addressed our cost challenges and can emerge from Chapter 11 as a viable, well-capitalized airline.

Freezing the defined benefit pension plans would mean that employees would retain the full value of benefits accrued for service prior to the date the plan is frozen, and those benefits would not be reduced to PBGC guarantee levels in retirement. It would also preserve for employees the ability to satisfy the requirements to obtain the frozen benefit under the early retirement options, which we know many employees value. More information explaining what it means to freeze a pension plan is available on the Restructuring Resource Center on Jetnet.

Unfortunately, freezing pensions for our pilot group would pose additional challenges beyond those raised by freezing pensions for other workgroups. We are committed to working with the PBGC, the UCC and APA to identify acceptable alternatives to termination of the pilot pension plan.

For independent employees – agents, reps, planners, support staff and management – we will develop a plan to freeze the AMS pension plan and implement the replacement company matching benefit under the $uper$aver 401(k) plan.  You will hear more about this transition in the coming weeks.

We believe this solution would remove a major obstacle to reaching consensual agreements and help to spark needed urgency at the bargaining table. In fact, we have already reached a tentative agreement with the TWU to freeze the defined benefit pension plan. We are committed to working with APFA to reach a similar outcome.  It’s time to move to the next phase in the restructuring process so we can focus on the path ahead and restore American to industry leadership and profitability. Our hope is that we can move quickly to reach agreements and continue executing our business plan.

Sincerely,

Jeff Brundage
Senior Vice President – Human Resources

•
Q.	The company previously said terminating the Pension Plan was necessary. What’s changed?

The company’s goal in restructuring is to reduce costs, improve revenue and transform our airline while seeking the best possible outcome for the most employees. When we outlined our proposed changes necessary for the business plan on February 1, we presented our ideas on how best to reduce our costs and transform our airline. While our necessary employee cost savings target of $1.25 billion has not changed, we knew there could be modifications to those proposals along the way. Part of the initial plan included terminating the pension plans, but by working collaboratively with the UCC and the PBGC, we were able to develop an alternative solution that addresses this important issue for non-pilots. We are committed to working with the PBGC, the UCC and APA to identify acceptable alternatives to termination of the pilot pension plan.

By freezing the defined benefit pension plans, employees would retain the full value of their accrued benefit through the date the plan is frozen, and their benefits would not be reduced to PBGC guarantee levels in retirement. Employees would also continue to earn vesting service and retirement eligibility service. This means those who are not currently vested or eligible for early retirement could still grow into those options; options we know many employees value.

We believe this solution would remove a major obstacle to reaching consensual agreements and help to spark needed urgency at the bargaining table. In fact, we have already reached a tentative agreement with the TWU to freeze the defined benefit pension plan. We are committed to working with APFA to reach a similar outcome.

Q.	What is the difference between freezing a defined benefit pension plan and terminating it?
No future benefits can be earned in a defined benefit pension plan that is frozen or terminated, so in that respect, they are the same.

If the plan is frozen, American would continue to administer it and make the benefit payments in accordance with the provisions of the plan. In addition, American would be responsible for continuing contributions to the plan to fund the benefit liabilities that were accrued prior to the freeze date and paying the PBGC insurance premiums. For employees, a freeze means they would retain the full value of their accrued benefit through the date the plan is frozen, and their benefits would not be reduced to PBGC guarantee levels in retirement. Employees would also continue to earn vesting service and retirement eligibility service. This means those who are not currently vested or eligible for early retirement could still grow into those options.

If the plan is terminated, the PBGC takes over the plan and administers it, including making benefit payments which would be subject to the PBGC's maximum benefit guarantees.

Q.	Is the company proposing to freeze the pilot pension plan as well?

No. Freezing the pilot pension plan poses a unique challenge that doesn’t apply to other workgroups. The lump sum pension option significantly increases the potential for higher than normal retirements, which presents severe operational risk. The company is working with the PBGC, the UCC and APA to come up with a solution to this dilemma and an alternative to terminating the pilot pension plan. However, unless we are able to address the lump sum issue, a freeze scenario cannot even be considered.

Q.	If the company is willing to move on pensions, what else are they willing to move on?

As we’ve said from the outset, the company’s proposals are our suggestion of how to reach the targeted cost savings required to make American a success.  But, no matter how we get there, we must reach the necessary $1.25 billion in employee cost savings. We are open to discussing any opportunities the unions provide that get us to our necessary target. However, taking on the pension freeze obligations would make it more critical than ever that we achieve the changes to our cost structure that are essential to the company’s ability to successfully restructure.

Q.	What if the unions don’t agree to consensual deals – will you seek to terminate the plans, as you originally proposed?

This proposal is a win for employees and evidence of the company’s desire to reach consensual agreements with our unions, and reach them soon. Every day that passes without new agreements introduces more risk to our situation. Hopefully the unions will agree and help us resolve the outstanding items quickly.

Dear Colleague,

We announced today that in working with the Unsecured Creditors Committee (UCC) and the PBGC, we’ve developed a solution that will allow us to pursue a freeze of our defined benefit pension plans for non-pilot employees. Undoubtedly, you’re asking yourself, why was the pilot defined benefit pension plan not also a part of that solution? The simplest answer is that the lump sum option available under the pilot A Plan presents a unique operational challenge that must first be addressed before a possible pilot A Plan freeze scenario can be explored.

Given the number of pilots who are eligible to retire, the company would be at significant operational risk if we emerge from Chapter 11 with a frozen plan that allows pilots to retire with a lump sum benefit. As of January 1, 2012, the number of pilots who are eligible to retire (age 50+) is 5,207. Assuming no retirements occur in 2012 (other than those required by the Age 65 rule), that number continues to grow in 2013. The departure of a significant number of pilots in a short period of time, incentivized by the availability of lump sum payouts, would have a severe, detrimental impact on our operations and is a risk that the company simply cannot afford to take.

We have and will continue to work with the PBGC, the UCC and APA on a solution that could allow us to freeze the pilot A Plan instead of seeking termination. Understanding that a pension freeze would be a significant improvement for our pilots over a termination, we are committed to examining all available options. However, unless we are able to address the lump sum issue, a freeze scenario cannot even be considered.

Our goal in the restructuring process is to reduce our costs and improve our revenue stream so that we can transform our airline and once again compete with other airlines on a growing and profitable basis. A key piece of that puzzle is achieving the savings targets for each employee group that were outlined when the employee cost restructuring process began in February. Achieving those cost savings targets will become even more crucial under a pension plan freeze scenario, which will require us to seek new capital at the appropriate time to cover the incremental annual costs of funding the frozen pension plan and to help fund the pension liabilities we will continue to have on our balance sheet. As we work with the PBGC, the UCC and APA to identify creative solutions that would enable us to explore alternatives to terminating the pilot pension plan, we must also remain focused on our efforts at the bargaining table and reaching a consensual agreement.

Our cost savings target remains the same, as does our need to work quickly to restructure our contracts and begin implementing the changes. In the event a freeze of the pilot A Plan can be pursued, the need to move quickly to reach a consensual agreement becomes even more critical – as we’d need to freeze the plan as quickly as possible to stem the growth in our unfunded pension liability.

The challenges we all face, challenges which led to our Chapter 11 filing, are extremely sobering. Only by working together to find a long-term solution can we find our way through those challenges.

Sincerely,

Jeff Brundage
Senior Vice President – Human Resources

Is the company proposing to freeze the pilot pension plan as well?
No. Freezing the pilot pension plan poses a unique challenge that doesn’t apply to other workgroups. The lump sum pension option significantly increases the potential for higher than normal retirements, which presents severe operational risk. The company is working with the PBGC, the UCC and APA to come up with a solution to this dilemma and an alternative to terminating the pilot pension plan. However, unless we are able to address the lump sum issue, a freeze scenario cannot even be considered.

Is the company changing its proposed termination of the pilot B Plan?
No, the company is still seeking to terminate the pilot B Plan. While we hope a viable solution can be found that will allow the company to pursue a freeze of the pilot A Plan, these efforts do not affect the company’s need to terminate the B Plan.

What retirement benefit will the company offer if proposed changes to the pilot A and B Plans are enacted?
Regardless of whether a solution is reached to address the lump sum dilemma associated with pursuing a possible pilot A Plan freeze scenario, the company still proposes to replace pilots’ current A and B Plans with a defined contribution plan with a 13.5% company contribution.